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                     [MAYER, BROWN, ROWE & MAW LETTERHEAD]



                                 April 11, 2002



AMERITRADE HOLDING CORPORATION
4211 South 102nd Street
Omaha, Nebraska  68127

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration of 10,400,000 shares of Class A Common Stock, $.01 par value per share (the "Shares"), of Ameritrade Holding Corporation, a Delaware corporation (the "Company"), to be issued by the Company pursuant to the Ameritrade Holding Corporation 1996 Long-Term Incentive Plan (the "Plan"), as more fully set forth in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on the date hereof.

In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the corporate laws of the State of Delaware.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to this firm in the Registration Statement.


                                                Very truly yours,


                                                /s/ MAYER, BROWN, ROWE & MAW